UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2016

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 6 , 2016, Charles River Laboratories International, Inc. (“Charles River”), Pretzel Acquisition Corporation, a wholly-owned subsidiary of Charles River (“Merger Sub”), WRH, Inc. (“WRH”) and American Capital Equity III, LP, in its capacity as Stockholder’s Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into WRH, with WRH surviving the merger as an indirect wholly-owned subsidiary of Charles River (the “Merger”).

In connection and concurrently with Charles River’s entry into the Merger Agreement, (i) Charles River entered into a commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A., pursuant to which Charles River’s existing credit facility will be expanded to make available to Charles River up to an additional $350 million in debt financing (the “Financing”), and (ii) Charles River entered into a support agreement (the “Support Agreement”) with certain stockholders of WRH pursuant to which such stockholders consented to the approval and adoption of the Merger Agreement, waived their statutory appraisal rights and agreed to certain other covenants.

The Merger Agreement

Pursuant to the terms of the Merger Agreement, Charles River will acquire WRH for approximately $585 million in cash, subject to certain customary adjustments. Consummation of the Merger is subject to customary closing conditions, including among other things: (i) the adoption and approval of the Merger Agreement by WRH’s stockholders (which has been obtained), (ii) the expiration or termination of the applicable waiting period under the German Antitrust Laws, (iii) subject to the standards set forth in the Merger Agreement, the accuracy of representations and warranties as of the closing and (iv) the absence of any developments that would reasonably be expected to have a material adverse effect on WRH. Closing is expected to occur in the second quarter of 2016.

Charles River and WRH each made customary representations, warranties and covenants under the Merger Agreement. WRH has agreed to certain covenants, including among others, that it will: (i) conduct its business in the ordinary course and refrain from taking certain actions until the consummation of the Merger, (ii) use commercially reasonable efforts to consummate the Merger and (iii) provide evidence of the consent of its stockholders to the Merger within two business days of the date of the Merger Agreement.

The Merger Agreement may be terminated under specified circumstances, including if the Merger is not consummated on or before September 2, 2016 (the “Outside Date”) for any reason other than the delay or the nonperformance of the terminating party. In the event the Merger Agreement is terminated (i) as a result of an injunction, other governmental order or the withholding of an approval in each case pursuant to applicable antitrust laws (ii) as a result of the failure of the Merger to occur on or before the Outside Date as a result of the failure to obtain any approval under an applicable antitrust law or (iii) as a result of the breach of Charles River’s covenants with respect to antitrust matters, Charles River would be required to pay WRH a termination fee of $17.5 million which will serve as WRH’s sole and exclusive remedy upon such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to Charles River’s next periodic report due to be filed under the Securities Exchange Act of 1934. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Charles River stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Charles River stockholders or other security holders.

The Commitment Letter

On January 6, 2016, Charles River entered into the Commitment Letter, pursuant to which J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. (collectively, the “Committing Parties”) committed to provide $350 million under a four-year incremental term loan facility (the “Incremental Term Facility”) for the purpose of financing the Merger. In the alternative, Charles River may finance the Merger with a new increased credit facility that would also refinance its existing credit facilities.

The Committing Parties’ commitment to provide the Incremental Term Facility is subject to customary closing conditions more fully set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which will be filed as an exhibit to Charles River’s next periodic report due to be filed under the Securities Exchange Act of 1934.

The Support Agreement

On January 6, 2016, concurrently with and as an inducement for Charles River’s entry into the Merger Agreement, American Capital Equity II, American Capital Equity III and certain other stockholders of WRH, (collectively, the “Supporting Stockholders”) holding approximately 96% of the fully diluted capital stock of WRH, entered into the Support Agreement with Charles River. Pursuant to the Support Agreement, the Supporting Stockholders agreed to: (i) vote all of their outstanding WRH stock in favor of the consummation of the Merger, (ii) waive their statutory appraisal rights and (iii) agree to certain other covenants.

Each Supporting Stockholder has agreed that, other than according to the terms of their respective Support Agreement, he or it will not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any WRH stock or (ii) subject to certain limited exceptions, transfer, sell or otherwise dispose of any WRH ordinary or preferred stock during the term of the applicable Support Agreement. The Support Agreement will terminate if the Merger Agreement is terminated prior to the closing of the Merger.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which will be filed as an exhibit to Charles River’s next periodic report due to be filed under the Securities Exchange Act of 1934.

ITEM 7.01 Regulation FD Disclosure.

On January 7, 2016, Charles River issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Title

99.1	Press release, dated January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2016	CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (Registrant)

	By:	/s/ Matthew Daniel
Name: Matthew Daniel
Title: Corporate Vice President, Deputy General Counsel and Assistant Secretary

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